CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Frank Garcia, Chief Financial Officer, of Pan American Lithium Corp., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 20-F of Pan American Lithium Corp. for the fiscal year ended February 28, 2011 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Pan American Lithium Corp.

Dated: August 31, 2011

/s/ Frank Garcia
Frank Garcia
Chief Financial Officer
Pan American Lithium Corp.
(Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Pan American Lithium Corp. and will be retained by Pan American Lithium Corp. and furnished to the Securities and Exchange Commission or its staff upon request.